EXHIBIT 10.49

                         FORM OF STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                               CROSS COUNTRY, INC.
                       1999 STOCK OPTION PLAN, AS AMENDED.
                       ----------------------

         AGREEMENT, dated as of _____________, _______ by and between Cross Country Healthcare, Inc. (formerly known as Cross Country, Inc.) (the "Company") and (First_Name) (Last_Name) (the "Participant").

                              PRELIMINARY STATEMENT
                              ---------------------

         The committee appointed by the Board of Directors of the Company (the "Committee"), to administer the Cross Country, Inc. 1999 Stock Option Plan (the "Plan"), has authorized this grant of an incentive stock option (the "Option") on February 16th 2005 (the "Grant Date") to purchase the number of shares of the Company's Class A common stock, $.0001 par value per share (the "Common Stock") set forth below to the Participant, as an Eligible Employee of the Company, or its Subsidiaries. (the Company and all such Subsidiaries shall be collectively referred to as the "Employer"). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan is available from the Human Resources Department. By signing and returning this Agreement, the Participant agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

         Accordingly, the parties hereto agree as follows:

         1. TAX MATTERS. The Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the foregoing, the Option will not qualify as an "incentive stock option," if any of the following events occur:
(i) the Participant disposes of the Common Stock acquired pursuant to the Option at any time during the 2 year period following the date of this Agreement or the one year period following the date on which the Option is exercised; (ii) except in the event of the Participant's death or disability (as defined in Section 22(e)(3) of the Code), the Participant is not employed by the Company or any of its Subsidiaries at all times during the period beginning on the date of this Agreement and ending on the day 3 months before the date of exercise of the Option; or (iii) the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock subject to "incentive stock options" which become exercisable for the first time in any calendar year exceeds $100,000, to the extent of the excess over $100,000. To the extent that all or a portion of the Option does not qualify as an "incentive stock option", the validity of the Option (or portion thereof) not so qualifying shall not be affected and such Option (or portion thereof) not so qualifying shall constitute a separate non-qualified stock option.

         2. GRANT OF OPTION. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company (Time_Vested_Grant) shares of Common Stock, at a price per share of $15.60 (the "Option Price").

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3.       EXERCISE.
         ---------

         (a) Except as set forth in subsection (b) below, the Option shall become exercisable in installments on the dates provided below, which shall be cumulative, provided that the Participant has not incurred a Termination of Employment with the Employer prior to that date. To the extent that the Option has become vested and exercisable with respect to a percentage of shares of Common Stock granted as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with
Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock so exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

         The following table indicates the dates (the "Vesting Date") upon which the Participant shall be entitled to exercise the Option with respect to the total percentage of the number of shares of Common Stock granted as indicated beside that date:

                                                        TOTAL
                       VESTING DATE               PERCENTAGE VESTED

                     1st Anniversary                     25%
                      of Grant Date
                     2nd Anniversary                     50%
                      of Grant Date
                     3rd Anniversary                     75%
                      of Grant Date
                     4th Anniversary                     100%
                      of Grant Date

         There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date.

         (b) Upon the occurrence of a Change in Control, the Option shall immediately become exercisable with respect to all shares of Common Stock subject thereto.

         (c) Notwithstanding any other provision to the contrary, to the extent this Option is not vested upon the Participant's Termination of Employment, the Option shall, upon such Termination of Employment, be non-exercisable and shall be canceled.

         4. OPTION TERM. The term of each Option shall be 10 years after the Grant Date, subject to earlier termination in the event of the Participant's Termination of Employment as specified in Section 5 below.

         5. TERMINATION. Subject to Section 4 above and the terms of the Plan, the Option, to the extent vested at the time of the Participant's Termination of Employment, shall remain exercisable as follows:

         (a) In the event of the Participant's Termination of Employment by reason of death, Disability or Retirement, the Option shall remain exercisable until the earlier of (i) one year from the date of such Termination of Employment or (ii) the expiration of the stated term of


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the Option pursuant to Section 4 hereof; provided, however, that in the case of
Retirement, if the Participant dies within such one year exercise period, any unexercised Option held by such Participant shall thereafter be exercisable by the legal representative of the Participant's estate, to the extent to which it was exercisable at the time of death, for a period of one year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 4 hereof.

         (b) In the event of the Participant's involuntary Termination of Employment without Cause, the Option shall remain exercisable until the earlier of (i) 90 days from the date of such Termination of Employment or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

         (c) In the event of the Participant's voluntary Termination of Employment (other than a voluntary termination described in Section 5(d) below), the Option shall remain exercisable until the earlier of (i) 30 days from the date of such Termination of Employment or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

         (d) In the event of the Participant's Termination of Employment for Cause or in the event of the Participant's voluntary termination at any time after an event that would be grounds for a Termination of Employment for Cause, the Participant's entire Option (whether or not vested) shall be forfeited and canceled in its entirety upon such Termination of Employment.

         6. RESTRICTION ON TRANSFER OF OPTION. The Option granted hereby shall not be Transferred other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant. Upon any attempt to Transfer the Option, the Option shall immediately become null and void. The Option shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or torts of any person who is entitled to the Option, nor shall it be subject to attachment or legal process for or against such person.

         7. RIGHTS AS A STOCKHOLDER. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

         8. PROVISIONS OF PLAN CONTROL. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

         9. NOTICES. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

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         If to the Company, to:

                Cross Country Healthcare, Inc.
                6551 Park of Commerce Blvd.
                Boca Raton, Florida 33487
                Attention: Paula Donayri, Corporate Benefits Manager

         If to the Participant, to:

         The address indicated after the Participant's signature at the end of this Agreement.

         10. NO OBLIGATION TO CONTINUE EMPLOYMENT. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Participant for any specific time period, nor does it modify in any respect the Employer's right to terminate or modify the Participant's employment or compensation.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



PARTICIPANT:                         CROSS COUNTRY HEALTHCARE, INC.

                                     By: /s/ Emil Hensel
                                         ----------------------------------
                                         Emil Hensel, Chief Financial Officer

_____________________________
(FIRST NAME) (LAST NAME)

Social Security No.: (ss)
Home Address:

_______________________

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